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                 FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT



         THIS FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT (this "Amendment"), dated as of December 15, 1995, is by and between Time Warner Entertainment - Advance/Newhouse Partnership ("TWEAN") and Telecable Associates, Inc. ("TCA").

                                  RECITALS:


         A. TWEAN and TCA entered into that certain Asset Exchange Agreement (the "Exchange Agreement") dated August 28, 1995.

         B. TWEAN and TAC now desire, pursuant to Section 11.5 of the Exchange Agreement, to amend the Exchange Agreement to provide more particularized indemnification for damages that may be incurred relating to certain real property.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                   ARTICLE 1

                                   Amendments

         Section 1.1 Indemnification by TWEAN. Section 10.2 of the Exchange Agreement is hereby amended to add subsection (g) immediately following the existing Section 10.2(f):

              (g) the failure of TWEAN to transfer to TCA good and marketable title to the property more particularly described in Exhibit A attached hereto (the "Antenna Tract"), upon which property an antenna that is part of the TWEAN Systems is located.

         Section 1.2 Time and Manner of Certain Claims. The second sentence of Section 10.5 that reads

         "TCA's liability under Section 10.1 and TWEAN's liability under
         Section 10.2 (other than Section 10.2(d) shall be limited to Losses exceeding in the aggregate $50,000 (the "Deductible"), and neither party shall have any liability under this Agreement for Losses constituting the Deductible."

shall be deleted and replaced with

         "TCA's liability under Section 10.1 and TWEAN's liability under
Section 10.2 (other than Sections 10.2(d) and

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         10.2(g)) shall be limited to Losses exceeding in the aggregate $50,000
         (the "Deductible"), and neither party shall have any liability under this Agreement for Losses constituting the Deductible"

such that Section 10.5, as amended, reads as follows:

              Section 10.5. Time and Manner of Certain Claims. The representations and warranties of TWEAN and TCA in this Agreement shall survive Closing for a period of 24 months, except that (i) the liability of the parties shall extend beyond such 24-month period with respect to any claim which has been asserted in a written notice before the expiration of such 24-month period, (ii) all such representations and warranties with respect to any federal, state or local taxes and with respect to any FCC or Copyright matters will survive until the expiration of the applicable statute of limitations,
         (iii) the covenants and agreements of the parties in this Agreement and all representations with respect to title to the Assets shall survive Closing and shall continue in full force and effect without limitation, and (iv) the representations and warranties set forth in
         Section 4.15 shall survive Closing for a period of 15 years. TCA's liability under Section 10.1 and TWEAN's liability under Section 10.2 (other than Sections 10.2(d) and 10.2(g)) shall be limited to Losses exceeding in the aggregate $50,000 (the "Deductible"), and neither party shall have any liability under this Agreement for Losses constituting the Deductible. TCA's and TWEAN's liability, respectively, under this Agreement shall be limited to Losses not exceeding in the aggregate the amount of $62,700,000.

         Section 1.3 Owned Real Property. Schedule 2.1(b)(ii) TWEAN Real Property Interests Section A. Owned Real Property subsections 1. and 2. to the Exchange Agreement are hereby deleted and replaced with the language set forth on Exhibit A; in addition, existing subsection 3, is renumbered to be subsection 2.


                                   ARTICLE 2

                                  Ratification

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Exchange Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Exchange Agreement are ratified and confirmed and shall continue in full force and effect. TWEAN and TCA agree that the Exchange

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         Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.


                                   ARTICLE 3

                                   Covenants

     TWEAN covenants to (a) use its best efforts, and to continue to use its best efforts following the Closing (as defined in the Exchange Agreement), to transfer to TCA good and marketable title to the property by special warranty deed more particularly described in Exhibit A attached hereto (the "Antenna Tract"), upon which property an antenna that is part of the TWEAN Systems is located, (b) provide all assistance reasonably requested by TCA to enable TCA to timely perform its obligations to Star Cable Associates ("Star") under
Section 3.2 of the First Amendment to Asset Purchase Agreement dated December 15, 1995 between TCA and Star (the "Purchase Agreement Amendment"), and (c) pay, or cause to be paid, to Star timely all amounts payable by TCA to Star under Section 1.2 of the Purchase Agreement Amendment; provided, however, that if TWEAN elects to make such payments through TCA, TCA shall receive the necessary funds from TWEAN and timely make such payments to Star.


                                   ARTICLE 4

                                 Miscellaneous

     Section 4.1 Reference to Agreement. The Exchange Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or thereof, are hereby amended so that any reference to the Exchange Agreement shall mean a reference to the Exchange Agreement as amended hereby.

     Section 4.2 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 4.3 APPLICABLE LAW. THE VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AMENDMENT, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

     Section 4.4 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of TWEAN and TCA and their respective successors and assigns.

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         Section 4.5     Counterparts.  This Amendment may be executed in one
or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Telecopies of signatures shall be binding and effective as originals.

         Section 4.6 ENTIRE AGREEMENT. The Exchange Agreement, as amended by this Amendment, and all other instruments, documents and agreements executed and delivered in connection with the Exchange Agreement and this Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the Exchange Agreement and this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent or oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

                              TCA:

                              TELECABLE ASSOCIATES, INC., A TEXAS
                              CORPORATION




                              By:  FRED R. NICHOLS
                                 ----------------------
                                 Fred R. Nichols, President



                              TWEAN:

                              TIME WARNER ENTERTAINMENT -
                              ADVANCE/NEWHOUSE PARTNERSHIP, A NEW YORK
                              GENERAL PARTNERSHIP

                              BY: TIME WARNER ENTERTAINMENT COMPANY, L.P., A DELAWARE LIMITED PARTNERSHIP, THROUGH ITS DIVISION, TIME WARNER CABLE VENTURES, GENERAL PARTNER


                                       By: JEFFREY D. ELBERSON
                                          -------------------------------------
                                          Jeffrey D. Elberson,
                                          Vice President,
                                          Time Warner Cable Ventures





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